Itron, Inc.
Statement of Computation of Ratios
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                                                                                           Year Ended December 31,
                                                       --------------------------------------------------------------------
                                                       ------------  ------------  ------------- ------------  ------------
                                                              1995          1996           1997         1998          1999
                                                       ------------  ------------  ------------- ------------  ------------
Earnings:
      Pre-tax income (loss)                                 16,401       (2,134)          1,635     (10,045)     (100,266)

Fixed charges:
      Converible debt amortization                                                          357          426           311
      Interest capitalized                                                   533            994          260
      Interest expense, gross                                  252           923          3,834        6,557         6,405
                                                       ------------  ------------  ------------- ------------  ------------

a) Fixed charges                                               252         1,456          5,185        7,243         6,716
                                                       ------------  ------------  ------------- ------------  ------------

b) Earnings for ratio                                       16,653         (678)          6,820      (2,802)      (93,550)

Ratios:
      Ratio of earnings to fixed charges (b/a)             66.0833           n/a         1.3153          n/a           n/a

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